EXHIBIT 99.1

Quanex Building Products Announces Second Quarter 2021 Results and Increases Full Year 2021 Guidance Again

Robust Revenue Growth Realized Across All Operating Segments
Significant Margin Expansion in NA and EU Fenestration Segments
Strong Balance Sheet
Repaid $25 Million of Bank Debt
Positive Outlook Remains Intact

HOUSTON, June 03, 2021 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended April 30, 2021.

The Company reported the following selected financial results:

	Three Months Ended April 30,		Six Months Ended April 30,
($ in millions, except per share data)	2021	2020	2021	2020
Net Sales	$270.4	$187.5	$500.5	$384.1
Gross Margin	$61.9	$37.7	$115.6	$76.9
Gross Margin %	22.9%	20.1%	23.1%	20.0%
Net Income	$14.5	$5.5	$22.4	$5.5
Diluted EPS	$0.43	$0.17	$0.67	$0.17

Adjusted Net Income	$14.6	$6.4	$23.6	$7.6
Adjusted Diluted EPS	$0.43	$0.19	$0.70	$0.23
Adjusted EBITDA	$32.2	$21.8	$56.6	$37.5
Adjusted EBITDA Margin %	11.9%	11.6%	11.3%	9.8%

Cash Provided by Operating Activities	$32.4	$6.1	$29.0	$2.5
Free Cash Flow	$27.8	($0.9)	$19.2	($13.8)

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

George Wilson, President and Chief Executive Officer, commented, “Demand for our products remained high throughout the second quarter of 2021 and as a result we posted another very solid quarter. On a consolidated basis, net sales increased by 44.2% and Adjusted EBITDA margin improved by approximately 30 basis points year-over-year as compared to the second quarter of 2020. Our balance sheet is strong, and we were able to repay $25.0 million in bank debt during the quarter while also repurchasing approximately $2.0 million of our common stock. We will continue to focus on generating cash and paying down debt. Despite inflationary headwinds and labor challenges, we remain optimistic on the global economic outlook and overall trends within the residential housing industry. Our business is performing well, and we are confident in our ability to continue creating value for shareholders.” (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Second Quarter 2021 Results Summary

The robust net sales growth during the three months ended April 30, 2021 was mainly the result of increased demand for the Company’s products across all product lines and operating segments coupled with increased pricing mostly related to raw material cost inflation. More specifically, Quanex posted net sales growth of 34.6% in its North American Fenestration segment, 25.5% in its North American Cabinet Components segment and 92.1% in its European Fenestration segment, excluding the foreign exchange impact. As a reminder, both of the Company’s manufacturing facilities in the U.K. were shut down in late March of 2020 and did not resume operations until mid-to-late May last year. (See Sales Analysis table for additional information)

The increase in earnings for the second quarter of 2021 was mostly due to higher volumes and improved operating leverage. The increase in earnings was somewhat offset by inflationary pressures and an increase in selling, general and administrative expenses, which was largely attributable to more normalized medical costs combined with an increase in stock-based compensation expense that resulted from the shareholder value created by the further appreciation of Quanex’s stock price during the period.

Balance Sheet & Liquidity Update

As of April 30, 2021, Quanex had total debt of $88.7 million and its leverage ratio of Net Debt to LTM Adjusted EBITDA improved to 0.3x. (See Non-GAAP Terminology Definitions and Disclaimers section and Net Debt and LTM Adjusted EBITDA reconciliation tables for additional information)

The Company’s liquidity increased to $296.8 million as of April 30, 2021, consisting of $49.3 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2023, less letters of credit outstanding.

Share Repurchases

Quanex’s Board of Directors authorized a $60 million share repurchase program in September of 2018. Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements, and other relevant factors. The program does not have an expiration date or a limit on the number of shares that may be repurchased. The Company repurchased 80,556 shares of common stock for approximately $2.0 million at an average price of $25.33 per share during the three months ended April 30, 2021. As of April 30, 2021, approximately $7.2 million remained under the existing share repurchase authorization.

Outlook

George Wilson, President and Chief Executive Officer, stated, “Our outlook for the balance of the year remains positive and we continue to be optimistic about the economic recovery. We do anticipate ongoing inflationary pressure and challenges with our supply chain and labor. However, based on our strong first half results, ongoing conversations with our customers and the latest macroeconomic indicators for the residential housing industry, we are again raising our expectations for the year. We now expect approximately 20% sales growth in our North American Fenestration segment, approximately 15% sales growth in our North American Cabinet Components segment, and approximately 40% sales growth in our European Fenestration segment. In summary, on a consolidated basis, we now believe we can achieve net sales of approximately $1.04 billion to $1.06 billion, which we expect will generate approximately $125 million to $130 million in Adjusted EBITDA* in fiscal 2021.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes.

Conference Call and Webcast Information

The Company has scheduled a conference call for Friday, June 4, 2021, at 11:00 a.m. ET (10:00 a.m. CT). To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 3483342, and ask for the Quanex call a few minutes prior to the start time. A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events. A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through June 11, 2021. To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 3483342.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.   For more information contact Scott Zuehlke, Senior Vice President, Chief Financial Officer & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges, asset impairment charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement. Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of Quanex’s residual cash flow available for discretionary expenditures. The Company believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding Quanex’s financial performance when comparing results to other investment opportunities. The presented non-GAAP measures may not be the same as those used by other companies. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics, such as the recent COVID-19 pandemic) on the economy and the demand for Quanex’s products, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2021	2020	2021	2020

Net sales	$270,357	$187,475	$500,504	$384,072
Cost of sales	208,460	149,732	384,857	307,159
Selling, general and administrative	29,672	16,713	60,533	40,845
Restructuring charges	-	251	39	404
Depreciation and amortization	10,845	11,886	21,860	24,791
Operating income	21,380	8,893	33,215	10,873
Interest expense	(640)	(1,563)	(1,391)	(3,145)
Other, net	265	300	457	336
Income before income taxes	21,005	7,630	32,281	8,064
Income tax expense	(6,454)	(2,129)	(9,878)	(2,553)
Net income	$14,551	$5,501	$22,403	$5,511

Earnings per common share, basic	$0.44	$0.17	$0.68	$0.17
Earnings per common share, diluted	$0.43	$0.17	$0.67	$0.17

Weighted average common shares outstanding:
Basic	33,355	32,676	33,110	32,770
Diluted	33,637	32,793	33,444	32,907

Cash dividends per share	$0.08	$0.08	$0.16	$0.16

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30, 2021	October 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$49,258	$51,621
Accounts receivable, net	96,521	88,287
Inventories, net	80,365	61,181
Prepaid and other current assets	8,361	6,217
Total current assets	234,505	207,306
Property, plant and equipment, net	178,466	184,104
Operating lease right-of-use assets	56,424	51,824
Goodwill	150,302	146,154
Intangible assets, net	88,850	93,068
Other assets	7,025	9,129
Total assets	$715,572	$691,585

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$83,081	$77,335
Accrued liabilities	41,207	38,289
Income taxes payable	2,463	6,465
Current maturities of long-term debt	745	692
Current operating lease liabilities	8,226	7,459
Total current liabilities	135,722	130,240
Long-term debt	87,195	116,728
Noncurrent operating lease liabilities	48,989	44,873
Deferred pension and postretirement benefits	10,819	10,923
Deferred income taxes	22,078	19,116
Other liabilities	15,672	13,946
Total liabilities	320,475	335,826
Stockholders’ equity:
Common stock	373	373
Additional paid-in-capital	253,147	253,458
Retained earnings	230,590	213,517
Accumulated other comprehensive loss	(23,392)	(33,024)
Treasury stock at cost	(65,621)	(78,565)
Total stockholders’ equity	395,097	355,759
Total liabilities and stockholders' equity	$715,572	$691,585

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Six Months Ended April 30,
	2021	2020
Operating activities:
Net income	$22,403	$5,511
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	21,860	24,791
Stock-based compensation	970	86
Deferred income tax	2,339	1,194
Other, net	5,049	463
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(6,726)	14,682
Increase in inventory	(18,265)	(8,363)
Increase in other current assets	(2,013)	(559)
Increase (decrease) in accounts payable	5,584	(16,807)
Increase (decrease) in accrued liabilities	994	(13,673)
Decrease in income taxes payable	(4,071)	(4,052)
(Decrease) increase in deferred pension and postretirement benefits	(104)	562
Increase (decrease) in other long-term liabilities	642	(787)
Other, net	298	(576)
Cash provided by operating activities	28,960	2,472
Investing activities:
Capital expenditures	(9,799)	(16,313)
Proceeds from disposition of capital assets	1,665	33
Cash used for investing activities	(8,134)	(16,280)
Financing activities:
Borrowings under credit facilities	-	114,500
Repayments of credit facility borrowings	(30,000)	(41,000)
Repayments of other long-term debt	(605)	(505)
Common stock dividends paid	(5,330)	(5,287)
Issuance of common stock	16,123	2,954
Payroll tax paid to settle shares forfeited upon vesting of stock	(492)	(454)
Purchase of treasury stock	(3,968)	(6,693)
Cash (used for) provided by financing activities	(24,272)	63,515
Effect of exchange rate changes on cash and cash equivalents	1,083	(323)
(Decrease) increase in cash and cash equivalents	(2,363)	49,384
Cash and cash equivalents at beginning of period	51,621	30,868
Cash and cash equivalents at end of period	$49,258	$80,252

QUANEX BUILDING PRODUCTS CORPORATION
FREE CASH FLOW AND NET DEBT RECONCILIATIONS
(In thousands)
(Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended April 30,		Six Months Ended April 30,
	2021	2020	2021	2020
Cash provided by operating activities	32,355	$6,129	28,960	$2,472
Capital expenditures	(4,553)	(7,001)	(9,799)	(16,313)
Free Cash Flow	$27,802	($872)	$19,161	($13,841)

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of April 30,
	2021	2020
Revolving Credit Facility	$73,000	$216,000
Finance Lease Obligations	15,689	15,416
Total Debt (1)	88,689	231,416
Less: Cash and cash equivalents	49,258	80,252
Net Debt	$39,431	$151,164

(1) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands, except per share data)
(Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
	April 30, 2021			April 30, 2020			April 30, 2021			April 30, 2020
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Loss	Diluted EPS
Net income as reported	$14,551	$0.43		$5,501	$0.17		$22,403	$0.67		$5,511	$0.17
Reconciling items from below	3	0.00		890	0.02		1,174	0.03		2,106	0.06
Adjusted net income and adjusted EPS	$14,554	$0.43		$6,391	$0.19		$23,577	$0.70		$7,617	$0.23

Reconciliation of Adjusted EBITDA	Three Months Ended April 30, 2021			Three Months Ended April 30, 2020			Six Months Ended April 30, 2021			Six Months Ended April 30, 2020
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income as reported	$14,551			$5,501			$22,403			$5,511
Income tax expense	6,454			2,129			9,878			2,553
Other, net	(265)			(300)			(457)			(336)
Interest expense	640			1,563			1,391			3,145
Depreciation and amortization	10,845			11,886			21,860			24,791
EBITDA	32,225			20,779			55,075			35,664
Reconciling items from below	-			1,031			1,478			1,802
Adjusted EBITDA	$32,225			$21,810			$56,553			$37,466

Reconciling Items	Three Months Ended April 30, 2021			Three Months Ended April 30, 2020			Six Months Ended April 30, 2021			Six Months Ended April 30, 2020
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$270,357	$-		$187,475	$-		$500,504	$-		$384,072	$-
Cost of sales	208,460	-		149,732	-		384,857	-		307,159	-
Selling, general and administrative	29,672	-		16,713	(780)	(1)	60,533	(1,439)		40,845	(1,398)	(1)
Restructuring charges	-	-		251	(251)	(2)	39	(39)	(2)	404	(404)	(2)
EBITDA	32,225	-		20,779	1,031		55,075	1,478		35,664	1,802
Depreciation and amortization	10,845	-		11,886	(237)	(3)	21,860	-		24,791	(968)	(3)
Operating income	21,380	-		8,893	1,268		33,215	1,478		10,873	2,770
Interest expense	(640)	-		(1,563)	-		(1,391)	-		(3,145)	-
Other, net	265	4	(4)	300	(128)	(4)	457	82	(4)	336	(68)	(4)
Income before income taxes	21,005	4		7,630	1,140		32,281	1,560		8,064	2,702
Income tax expense	(6,454)	(1)	(5)	(2,129)	(250)	(5)	(9,878)	(386)	(5)	(2,553)	(596)	(5)
Net income	$14,551	$3		$5,501	$890		$22,403	$1,174		$5,511	$2,106

Diluted earnings per share	$0.43			$0.17			$0.67			$0.17

(1) Transaction and advisory fees, $1.4 million related to the loss on a sale of a plant in the six months ended April 30, 2021, $0.8 million and $1.3 million related to executive severance charges in the three and six months ended April 30, 2020, respectively.
(2) Restructuring charges related to the closure of manufacturing plant facilities.
(3) Accelerated depreciation related to the closure of a North American Cabinet Components plant.
(4) Foreign currency transaction (losses) gains.
(5) Impact on a with and without basis.

QUANEX BUILDING PRODUCTS CORPORATION
NON-GAAP FINANCIAL MEASURE DISCLOSURE
(In thousands)
(Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended April 30, 2021	Three Months Ended January 31, 2021	Three Months Ended October 31, 2020	Three Months Ended July 31, 2020	Total
	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net income as reported	$14,551	$7,852	$22,152	$10,833	$55,388
Income tax expense	6,454	3,424	4,906	4,345	19,129
Other, net	(265)	(192)	(164)	220	(401)
Interest expense	640	751	935	1,165	3,491
Depreciation and amortization	10,845	11,015	11,378	11,060	44,298
EBITDA	32,225	22,850	39,207	27,623	121,905
Selling, general and administrative (1)	-	1,439	-	-	1,439
Restructuring charges (2)	-	39	145	73	257
Adjusted EBITDA	$32,225	$24,328	$39,352	$27,696	$123,601

(1) Transaction and advisory fees, loss on the sale of a plant, and executive severance charges.
(2) Restructuring charges relate to the closure of manufacturing plant facilities.

QUANEX BUILDING PRODUCTS CORPORATION
SELECTED SEGMENT DATA
(In thousands)
(Unaudited)

This table provides gross margin, operating (loss) income, EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended April 30, 2021
Net sales	$146,143	$61,657	$63,562	$(1,005)	$270,357
Cost of sales	112,368	41,361	55,162	(431)	208,460
Gross Margin	33,775	20,296	8,400	(574)	61,897
Gross Margin %	23.1%	32.9%	13.2%		22.9%
Selling, general and administrative	13,146	7,439	5,379	3,708	29,672
Depreciation and amortization	4,846	2,607	3,305	87	10,845
Operating income (loss)	15,783	10,250	(284)	(4,369)	21,380
Depreciation and amortization	4,846	2,607	3,305	87	10,845
EBITDA	20,629	12,857	3,021	(4,282)	32,225
Adjusted EBITDA	$20,629	$12,857	$3,021	$(4,282)	$32,225
Adjusted EBITDA Margin %	14.1%	20.9%	4.8%		11.9%

Three months ended April 30, 2020
Net sales	$108,593	$29,200	$50,664	$(982)	$187,475
Cost of sales	85,153	20,966	44,198	(585)	149,732
Gross Margin	23,440	8,234	6,466	(397)	37,743
Gross Margin %	21.6%	28.2%	12.8%		20.1%
Selling, general and administrative	9,985	5,292	3,981	(2,545)	16,713
Restructuring charges	66	-	185	-	251
Depreciation and amortization	5,961	2,330	3,474	121	11,886
Operating income (loss)	7,428	612	(1,174)	2,027	8,893
Depreciation and amortization	5,961	2,330	3,474	121	11,886
EBITDA	13,389	2,942	2,300	2,148	20,779
Executive severance charges	-	-	-	780	780
Restructuring charges	66	-	185	-	251
Adjusted EBITDA	$13,455	$2,942	$2,485	$2,928	$21,810
Adjusted EBITDA Margin %	12.4%	10.1%	4.9%		11.6%

Six months ended April 30, 2021
Net sales	$274,259	$110,748	$117,556	$(2,059)	$500,504
Cost of sales	211,761	73,152	101,036	(1,092)	384,857
Gross Margin	62,498	37,596	16,520	(967)	115,647
Gross Margin %	22.8%	33.9%	14.1%		23.1%
Selling, general and administrative	25,516	14,034	10,242	10,741	60,533
Restructuring charges	39	-	-	-	39
Depreciation and amortization	9,957	5,125	6,575	203	21,860
Operating income (loss)	26,986	18,437	(297)	(11,911)	33,215
Depreciation and amortization	9,957	5,125	6,575	203	21,860
EBITDA	36,943	23,562	6,278	(11,708)	55,075
Loss on sale of plant	-	-	-	1,439	1,439
Restructuring charges	39	-	-	-	39
Adjusted EBITDA	$36,982	$23,562	$6,278	$(10,269)	$56,553
Adjusted EBITDA Margin %	13.5%	21.3%	5.3%		11.3%

Six months ended April 30, 2020
Net sales	$219,045	$65,966	$100,708	$(1,647)	$384,072
Cost of sales	173,850	46,210	88,040	(941)	307,159
Gross Margin	45,195	19,756	12,668	(706)	76,913
Gross Margin %	20.6%	29.9%	12.6%		20.0%
Selling, general and administrative	23,040	11,242	8,834	(2,271)	40,845
Restructuring charges	157	-	247	-	404
Depreciation and amortization	12,940	4,738	6,875	238	24,791
Operating income (loss)	9,058	3,776	(3,288)	1,327	10,873
Depreciation and amortization	12,940	4,738	6,875	238	24,791
EBITDA	21,998	8,514	3,587	1,565	35,664
Transaction and advisory fees	-	-	-	55	55
Executive severance charges	-	-	-	1,343	1,343
Restructuring charges	157	-	247	-	404
Adjusted EBITDA	$22,155	$8,514	$3,834	$2,963	$37,466
Adjusted EBITDA Margin %	10.1%	12.9%	3.8%		9.8%

QUANEX BUILDING PRODUCTS CORPORATION
SALES ANALYSIS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	April 30, 2021	April 30, 2020	April 30, 2021	April 30, 2020

NA Fenestration:
United States - fenestration	$128,218	$95,791	$240,518	$192,638
International - fenestration	8,397	6,153	16,175	12,587
United States - non-fenestration	6,293	4,372	11,690	8,935
International - non-fenestration	3,235	2,277	5,876	4,885
	$146,143	$108,593	$274,259	$219,045
EU Fenestration (1):
International - fenestration	$50,835	$24,865	$92,189	$55,829
International - non-fenestration	10,822	4,335	18,559	10,137
	$61,657	$29,200	$110,748	$65,966
NA Cabinet Components:
United States - fenestration	$3,497	$2,647	$6,471	$5,795
United States - non-fenestration	60,388	47,540	110,890	93,989
International - non-fenestration	(323)	477	195	924
	$63,562	$50,664	$117,556	$100,708
Unallocated Corporate & Other:
Eliminations	$(1,005)	$(982)	$(2,059)	$(1,647)
	$(1,005)	$(982)	$(2,059)	$(1,647)

Net Sales	$270,357	$187,475	$500,504	$384,072

(1) Reflects increase of $2.9 million and $4.8 million in revenue associated with foreign currency exchange rate impacts for the three and six months ended April 30, 2021, respectively.